Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

General Electric Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)(2)	(2)
	Equity	Preferred Stock	Rule 457(o)	(1)(2)	(2)
	Equity	Common Stock	Rule 457(o)	(1)(2)	(2)
	Other	Warrants to Purchase Securities	Rule 457(o)	(1)(2)	(2)
	Other	Delayed Delivery Contracts	Rule 457(o)	(1)(2)	(2)
	Other	Guarantees	Rule 457(o)	(1)(2)	(2)
	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)	(2)	$20,000,000,000	0.0001102	$2,204,000
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$20,000,000,000		$2,204,000
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$2,182,000
	Net Fee Due							$22,000

(1) Such indeterminate amount of securities registered hereunder, as may from time to time be issued by General Electric Company (the “Registrant”) at indeterminate prices, with an aggregate initial offering price not to exceed $20,000,000,000.

(2) The amount registered and the proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the issuance by the securities registered hereunder and are not specified pursuant to Instruction 2.A(ii)(b) of Form S-3 under the Securities Act of 1933, as amended.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Data	Filing Date	Fee Offset Claimed	Security Type Associated with Fee	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	General Electric Company	POSASR	333-229886(1)	February 11, 2021	N/A	$2,182,000	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$20,000,000,000
Fees Offset Sources	General Electric Company	POSASR	333-229886(1)		February 11, 2021						$2,182,000

(1)     The Registrant previously filed a Registration Statement on Form S-3ASR with the Securities and Exchange Commission (the “SEC”) on February 26, 2019 (File No. 333-229886) (the “Prior Registration Statement”), which was declared effective upon filing, that registered an aggregate of $20,000,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with Post-Effective Amendment No. 1 to the Prior Registration Statement (the “Post-Effective Amendment”), filed with the SEC on February 11, 2021, the Registrant paid a filing fee of $2,182,000. All of the $20,000,000,000 of securities registered on the Prior Registration Statement remain unsold, leaving $2,182,000 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Post-Effective Amendment). In accordance with Rule 457(p) under the Securities Act, the Registrant is using all $2,182,000 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $22,000 in additional registration fees is due to be paid at this time. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.